                                                                 Exhibit (23)(a)



                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fifth Third Bancorp on Form S-3 of our report dated January 15, 2002, incorporated by reference in the Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


Cincinnati, Ohio
April 12, 2002